Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-71768) pertaining to the IHOP Corp. 2001 Stock Incentive Plan of DineEquity, Inc.,

•	Registration Statement (Form S-8 No. 333-151682) pertaining to the DineEquity, Inc. 2001 Stock Incentive Plan of DineEquity, Inc.,

•	Registration Statement (Form S-8 No. 333-174847) pertaining to the DineEquity, Inc. 2011 Stock Incentive Plan,

•	Registration Statement (Form S-8 No. 333-211429) pertaining to the Dine Brands Global, Inc. 2016 Stock Incentive Plan, and

•	Registration Statement (Form S-8 No. 333-231473) pertaining to the Dine Brands Global, Inc. 2019 Stock Incentive Plan;

of our reports dated February 24, 2020, with respect to the consolidated financial statements of Dine Brands Global, Inc. (formerly known as DineEquity, Inc.) and Subsidiaries and the effectiveness of internal control over financial reporting of Dine Brands Global, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 29, 2019.

Los Angeles, California
February 24, 2020